Northgate Park LLC

825 N 300 W #C160 · Salt Lake City, UT 84103
(801) 983-8000

1. NORTHGATE PARK, LLC LEASE AGREEMENT with ProLung

1.1 LEASOR AND LEASEE

This lease is made as of Date 05/21/2019 by and between Northgate Park, LLC ("Landlord") and ProLung ("Tenant").

1.2 LEASED PREMISES.

The leased premises (the "Leased Premises") consist of _ 214 __ (_3635_) rentable square feet of office space located in building at 214 (825 North 300 West OR 350 West 800 North), Salt Lake City, Utah 84103 ("The Building");

See Lease Amendment A for Convertible Debenture agreement for Leasehold Imporovements

1.3 TERM AND RENT

Landlord leases the above-identified premises for a term, commencing 05/31/2019 and terminating on 04/30/2022 or sooner as provided herein at the monthly rental of $ $3,600.00 payable on the first day of each month for that month's rental, during the term of this lease. All rental payments shall be made to Landlord, using the Appfolio tenant portal. The following late fees will apply for payment made after grace period:

Late fee rule: A late fee charge in the amount of $25.00 or 5% of monthly rent, whichever is greater, if rent is received after the 5th of the month.

We may change the terms of this lease in accordance with applicable law, including rent increases and other modifications to the terms of the contract. All rental payments shall be made to Landlord, at its office at 825 North 300 West, Suite C-160, Salt Lake City, Utah, 84103.

1.4 USE.

The Leased Premises shall be used only for general office purposes or _lab, production and office space. The premises shall be used for no other purpose without the written permission from Landlord. Landlord represents that the premises may lawfully be used for such purpose.

1.5 SECURITY DEPOSIT.

Tenant shall deposit with Landlord on the signing of this lease the sum of $3,600.00 Dollars as security deposit for the performance of Tenant's obligations under this lease, including without limitation, the surrender of possession of the premises to Landlord as herein provided. If Landlord applies any part of the deposit to cure any default of Tenant, Tenant shall on demand deposit with Landlord the amount so applied so that Landlord shall have the full deposit on hand at all times during the term of this lease.

1.6 CONDITION, CARE, AND MAINTENANCE OF PREMISES

Tenant acknowledges that Tenant has a right to inspect prior to entering into the present lease and that the leased premises are in good order and repair, unless otherwise indicated herein. Any Noted Exceptions to Good Condition of the Premises: ______________________________
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Tenant shall, at his own expense and at all times, maintain the premises in good and safe condition, including electrical wiring, plumbing, and any other system or equipment upon the premises, and shall surrender the same at termination hereof, in as good condition as received, normal wear and tear excepted. Tenant shall be responsible for all repairs required, excepting the roof, exterior walls, structural foundations, and heating and cooling systems. Tenant shall make, at its sole cost and expense, such repairs to the Leased Premises as are necessitated by Tenant's use of the Leased Premises, as and when needed to preserve them in good working order and condition, ordinary wear and tear and damage by fire, earthquake, act of God, or the elements excepted. All damage or injury to the Leased Premises and its fixtures, appurtenances, and equipment caused by Tenant moving property in or out of the Building or by installation or removal of furniture, fixtures, or other property shall be repaired, restored, or replaced promptly by Tenant at its sole cost and expense, to the satisfaction of the Landlord. All of said repairs, restoration, and replacements shall be in a quality and class equal to the original work or installations. If Tenant fails to make such repairs, restorations, or replacements, the same may be made by Landlord at the expense of Tenant, and such expense shall be collectible as additional rent and shall be paid by Tenant within ten (10) days after Tenant's receipt of a bill therefor.

1.7 ALTERATIONS.

Tenant shall not, without first obtaining the written consent of Landlord, make any alterations, additions, or improvements, in, to or about the premises. Any such alterations conditionally permitted by Landlord shall be done only by contractors approved by Landlord. Tenant shall present to Landlord written plans and specifications at the time Landlord's consent hereunder is sought. Tenant shall not change any locks, add to, disturb, or change any plumbing or wiring, and shall not install any trade fixtures, floor coverings, lighting, plumbing fixtures, curtains, draperies, shades, or awnings without Landlord's prior written consent.

1.8 ORDINANCES AND STATUTES.

Tenant, at its expense, shall comply with all laws, orders, statutes, and regulations of Federal, State, County and municipal authorities, and with any direction of any public officer or offices, pursuant to law, which shall impose any violation, order, or duty upon Landlord or Tenant with respect to the Leased Premises or the use or occupation thereof.

1.9 ASSIGNMENT AND SUBLETTING.

Tenant will not assign, mortgage or encumber this Lease in whole or in part, nor sublet all or any part of the Leased Premises, or suffer or permit the Leased Premises or any part thereof to be used by others, without the prior written consent of Landlord, and any attempt to do so without Landlord's prior written consent shall be null and void and of no force and effect and, at the option of the Landlord, may be grounds for the termination of this lease.

1.10 UTILITIES

All applications and connections for necessary utility services on the demised premises shall be made in the name of Tenant only, and Tenant shall be solely liable for utility charges as they become due, including internet and telephone services.

1.11 ENTRY AND INSPECTION.

Landlord, or its legal representatives, shall have free access to the Leased Premises, at reasonable times and with reasonable notice, for the purpose of making needed repairs or alterations of the Leased Premises that Landlord may see fit to make. Tenant will permit Landlord at any time within sixty (60) days prior to the expiration of this lease, to place upon the premises any usual "To Let" or "For Lease" signs, and permit persons desiring to lease the same to inspect the premises thereafter.

1.12 POSSESSION

If Landlord is unable to deliver possession of the premises at the commencement hereof, Landlord shall not be liable for any damage caused thereby, nor shall this lease be void or voidable, but Tenant shall not be liable for any rent until possession is delivered. Tenant may terminate this lease if possession is not delivered within 5 days of the commencement of the term hereof.

1.13 INDEMNIFICATION OF LANDLORD

Tenant shall defend and indemnify Landlord and hold Landlord harmless from and against any and all liability, damages, cost, or expenses, including attorney's fees, arising from any negligent act or omission, of said parties, or the officers, contractors, licensees, agents, servants, employees, guests, invitees, or visitors of said parties in or about the Leased Premises.

1.14 INSURANCE.

Tenant shall be responsible for obtaining and paying for such insurance as Tenant may desire on Tenant's leasehold improvements, trade fixtures, and personal property from time to time in or upon the Leased Premises, and Landlord shall not be liable for damage to or loss or theft of property of Tenant or others. To the maximum extent permitted by insurance policies which may be owned by Landlord or Tenant, Tenant and Landlord, for the benefit of each other, waive any and all rights of subrogation which might otherwise exist.

1.15 EMINENT DOMAIN.

If the premises or any part thereof or any estate therein, or any other part of the building materially affecting Tenant's use of the premise, shall be taken by eminent domain, this lease shall terminate on the date when title vests pursuant to such taking. The rent, and any additional rent, shall be apportioned as of the termination date, and any rent paid for any period beyond that date shall be repaid to Tenant. Tenant shall not be entitled to any part of the award for such taking or any payment in lieu thereof, but Tenant may file a claim for any taking of fixtures and improvements owned by Tenant, and for moving expenses.

1.16 DESTRUCTION OF PREMISES.

In the event of a partial destruction of the premises during the term hereof, from any cause, Landlord shall forthwith repair the same, provided that such repairs can be made within sixty (60) days under existing governmental laws and regulations, but such partial destruction shall not terminate this lease, except that Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Tenant on the premises. If such repairs cannot be made within said sixty (60) days, Landlord, at his option, may make the same within a reasonable time, this lease continuing in effect with the rent proportionately abated as aforesaid, and in the event that Landlord shall not elect to make such repairs which cannot be made within sixty (60) days, this lease may be terminated at the option of either party. In the event that the building in which the demised premises may be situated is destroyed to an extent of not less than one-third of the replacement costs thereof, Landlord may elect to terminate this lease whether the demised premises be injured or not. A total destruction of the

1.17 NO WASTE OR NUISANCE BY TENANT.

Tenant shall use and occupy the Leased Premises solely for the purposes previously described and for no other purpose. Tenant shall continually use and occupy the Leased Premises for the entire Term and will not permit any part of the Leased Premises to be used for any unlawful purposes or for any purpose or use which may constitute a public or private nuisance or which creates a hazard. Tenant will not commit or suffer to be committed any waste upon the Leased Premises. Furthermore, Tenant will not commit or suffer to be committed any act or thing which may disturb the quiet enjoyment of any other tenant in the Building.Tenant covenants not to introduce any hazardous or toxic materials onto the Building or surrounding property without a) first obtaining Landlord's written consent and b) complying with all applicable federal, state and local laws or ordinances pertaining to the transportation, storage, use or disposal of such materials, including but not limited to obtaining roper permits.

Tenant shall not, without the prior written consent of Landlord, use any apparatus or device in the Leased Premises, including, without limitation, electronic data processing machines, punch card machines, vending, printing, and other types of machines using electric current in excess of 110 volts which will in any way increase the amount of electricity or utilities usually furnished or supplied for the use of the Leased Premises as general office space, nor shall Tenant connect with electric current or other utility supply facilities except through existing electrical outlets in the Leased Premises or other facilities, any apparatus or device for the purpose of using electric current or other utilities. Landlord reserves the right to separately meter or sub-meter Tenant's Leased Premises for determining appropriate payment by Tenant for Operating Expenses and Taxes.

Tenant shall not, without the prior written consent of Landlord, use any heat-generated machines or equipment in the Leased Premises which affect the temperature otherwise maintained by the heating or air conditioning systems. Tenant will not, without Landlord's prior written consent, permit the cooking of food upon the Leased Premises which will create odors discernible beyond the Leased Premises. Tenant will not use any apparatus, machinery, equipment or device in or about the Leased Premises (nor conduct its business upon the Leased Premises in a manner) which will cause any noise or vibration beyond the Leased Premises. If any of Tenant's apparatus, machines, equipment, or devices beyond standard office equipment or Tenant's use of the Leased Premises should disturb the use and enjoyment of any other Tenant in the Building, Tenant will provide adequate insulation or take such other action as may be requested by Landlord to eliminate the disturbance.

1.18 DEFAULT.

(a) Each of the following events shall be a default by Tenant and a breach of this Lease;

(i) Abandonment or surrender of the Leased Premises or of the leasehold estate or failure or refusal to pay when due any installment of rent, taxes, insurance, or any other sum required by this Lease to be paid by Tenant, or to perform as required or conditioned by any other covenant or condition of this Lease.

(ii) The subjection of any right or interest of Tenant in the Leased Premises to attachment, execution or other levy, or to seizure under legal process if not released within ten (10) days.

(iii) The appointment of a receiver to take possession of the Leased Premises or improvements or of Tenant's interest in the leasehold estate or of Tenant's operations on the Leased Premises for any reason, including, but not limited to, assignment for benefit of creditors or voluntary or involuntary bankruptcy proceedings.

(iv) An assignment by Tenant for the benefit of creditors or the filing of a voluntary or involuntary petition by or against Tenant under any law for the purpose of adjudicating Tenant bankrupt; or for extending time for payment, adjustment, or satisfaction of Tenant's liabilities; or for reorganization, dissolution, or arrangement on account of or to prevent bankruptcy or insolvency; unless the assignment or proceedings, and all consequent orders, adjudications, custodies, and supervision are dismissed, vacated, or otherwise permanently stayed or terminated within thirty (30)days after the assignment, filing or other initial event.

(b) If the alleged default is nonpayment of rent, taxes, insurance, or other sums to be paid by Tenant as provided in this Lease, said nonpayment shall constitute a default if the amounts are not paid within three (3) days from the date they are due and payable. For any other default, Tenant shall promptly and diligently after written notice commence during the default and shall complete the cure within thirty (30) days after such notice plus any additional period that is reasonably required for the curing of the default (or if the default is of such a character as to require more than thirty (30) days to cure, then Tenant shall use reasonable diligence in curing such default)

1.19 LANDLORD'S REMEDIES ON DEFAULT.

After expiration of the applicable time for curing a particular default, if any such cure period is provided herein, or before the expiration of that time in the event of emergency, Landlord may, at Landlord's election, but is not obligated to, make any payment required of Tenant under this Lease or perform or comply with any covenant or condition imposed on Tenant under this Lease, and the amount so paid plus the reasonable cost of any such performance or compliance, plus interest on such sum at the rate of four (4) percentage points over the prime rate quoted by Wells Fargo Bank per annum from the date of payment, performance, or compliance (herein called "act") shall be deemed to be additional rent payable by Tenant with the next succeeding installment of rent. No such act shall constitute a waiver of default or of any remedy for default or render Landlord liable for any loss or damage resulting from any such act. If any default by Tenant shall continue uncured following notice of default, if any, as required by this Lease, for the period applicable to the default under the applicable provision of this Lease, Landlord has the following remedies in addition to all of the rights and remedies provided hereunder, and at law or equity, to which Landlord may resort cumulatively or in the alternative:

(a) Landlord may, at Landlord's election, terminate this Lease by giving Tenant notice of termination. On the giving of the notice, all of Tenant's right in the Leased Premises and in all improvements thereon shall terminate. Promptly after notice of termination Tenant shall surrender and vacate the Leased Premises and all improvements in broom-clean condition, and Landlord may re-enter and take possession of the Leased Premises and all remaining improvements and eject all parties in possession or eject some and not others or eject none. Termination under this subparagraph shall not relieve Tenant from the payment of any sum then due to Landlord or from any claim for damages previously accrued or then accruing to date of termination against Tenant.

(b) Landlord may, at Landlord's election, re-enter the Leased Premises, and, without terminating this Lease, at any time and from time to time relet the Leased Premises and improvements or any part or parts of them for the account and in the name of Tenant or otherwise. Landlord may, at Landlord's election, eject all persons or eject some and not others or eject none. Landlord shall apply all rents from reletting as hereinafter provided. Any reletting may be for the remainder of the Term or for longer or shorter periods. Landlord may execute any leases made under this provision either in Landlord's name or in Tenant's name and shall be entitled to all rents from the use, operation, or occupancy of the Leased Premises or improvements or both. Tenant shall nevertheless pay to Landlord on the due dates specified in this Lease the equivalent of all sums required of Tenant under this Lease, plus Landlord's reasonable expenses, of any reletting. No act by or on behalf of Landlord under this provision shall constitute a termination of this Lease unless Landlord gives Tenant a notice of termination.

(c) Landlord may, at Landlord's election, use Tenant's personal property and trade fixtures or any of such property and fixtures without compensation and without liability for use or damage, or store them for the account and at the cost of Tenant. The election of one remedy for any one item shall not foreclose an election of any other remedy for another item or for the same item at a later date.

(d) Landlord shall be entitled, at Landlord's election, to each installment of rent or to any combination of installments for any period before termination, plus interest at the rate of eighteen percent (18%) per annum from the due date of each installment until paid. Avails of reletting shall be applied, when received, as follows:

(1) to Landlord to the extend that the avails for the period covered do not exceed the amount due from and charged to Tenant for the same period, and

(2) the balance to Tenant.

(e) Landlord shall be entitled, at Landlord's election, to damages equal to all amounts that would have fallen due as rent between the time of termination of this Lease and the time of the claim, judgment or other award, less the avails of all relettings plus interest on the balance at the rate of eighteen percent (18%) per annum from the date of the expiration of the applicable time for curing a particular default.

(f) Tenant assigns to Landlord all sub-rents and other sums falling due from subtenants, licensees, and concessionaires (herein call "subtenants") during any period in which Landlord has the right under this Lease, whether exercised or not, to re-enter the Leased Premises for Tenant's default, and Tenant shall not have any right to such sums during that period. Landlord may, at Landlord's election, re-enter the Leased Premises and improvements with or without process of law, without terminating this Lease, and collect these sums and/or bring action for the recovery of the sums directly from such obligors. Landlord shall receive and collect all sub-rents and avails from reletting, applying them: first, to the payment of reasonable expenses (including attorney's fees or broker's commissions or both) paid of incurred by or on behalf of Landlord in recovering possession, placing the Leased Premises and improvements in good condition, and preparing or altering the Leased Premises or improvements for reletting; second, to the reasonable expense of securing new tenants; third, to the fulfillment of Tenant's covenants to the end of the Term; and fourth, to Landlord's uses and purposes. Tenant shall nevertheless pay to Landlord on the due dates specified in this Lease the equivalent of all sums required of Tenant under this Lease, plus Landlord's expenses, less the avails of the sums assigned and actually collected under this provision.

1.20 TAX INCREASE.

In the event there is any increase during any year of the term of this lease in the City, County or State real estate taxes over and above the amount of such taxes assessed for the tax year during which the term of this lease commences, whether because of increased rate or valuation, Tenant shall pay to Lesser upon presentation of paid tax bills an amount equal to 50% of the increase in taxes upon the land and building in which the leased premises are situated. In the event that such taxes are assessed for a tax year extending beyond the term of the lease, the obligation of Tenant shall be proportionate to the portion of the lease term included in such year.

1.21 ATTORNEY'S FEES.

In case suit should be brought for recovery of the premises, or for any sum due hereunder, or because of any act which may arise out of the possession of the premises, by either party, the prevailing party shall be entitled to all costs incurred in connection with such action, including a reasonable attorney's fee.

1.22 NOTICES.

Any notice which either party may, or is required to give, shall be given by mailing the same, postage prepaid, to Tenant at the premises, or Landlord at the address previously specified in Section Number 2 of this Agreement.

1.23 HEIRS, ASSIGNS, SUCCESSORS.

This lease is binding upon and inures to the benefit of the heirs, assigns and successors in interest to the parties.

1.24 EXPIRATION OF LEASE AND HOLDOVER

At the expiration of the Term (where either renewal or a new lease has not previously been reached), Tenant shall surrender the Leased Premises in the same condition as the Leased Premises were in upon delivery or possession thereof under this Lease, reasonable wear and tear excepted, and shall surrender all keys for the Leased Premises to Landlord at the place then fixed for the payment of rent and shall inform Landlord of all combinations on locks, safes, and vaults, if any, in the Leased Premises. Tenant shall remove all of its trade fixtures, and upon request of Landlord, shall remove any alterations or improvements as

provided in this Lease and shall repair any damage to the Leased Premises caused thereby. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the Lease. If Tenant shall remain in possession of the Leased Premises after the expiration of the Term or any extension of renewal thereof, such possession shall be deemed to be a month-to-month tenancy. During such month-to-month tenancy, rent shall be payable in advance on the first day of each month in an amount equal to current market rents for similar space. All other terms, conditions, and covenants herein specified shall remain the same.

1.25 SUBORDINATION.

This lease is and shall be subordinated to all existing and future liens and encumbrances against the property.

1.26 TIME IS OF THE ESSENCE.

It is expressly stipulated and agreed that time shall be of the essence of this Lease.

By initialing below, you acknowledge and agree to the terms in Section 1.

X JBB

ProLung

2. Policies and Procedures

2.1 COMPLIANCE WITH THE LANDLORD RULES AND REGULATIONS

Tenant shall observe all rules and regulations as may be adopted and published by Landlord for the comfortable use and care of the Building and Leased Premises and the safety, care, and cleanliness thereof and the preserving of good order therein. Tenant shall be responsible for compliance with said Rules and Regulations which may be posted on the Internet as long as Tenant has received notification of the web address where such Rules and Regulations are posted.

By initialing below, you acknowledge and agree to the terms in Section 2.

X JBB

ProLung

3. Responsibilities

3.1 LANDLORD IMPROVEMENTS

Landlord's Improvements. Landlord shall install new VCT flooring or carpet in standard colors in Suite 214. Landlord shall remove all wallpaper, graphic art, boards and displays from all walls and replace with new paint. Paint color shall be selected by Tenant from Landlord's standard paint colors. All trim, moldings and door frames shall be touched up as needed. Landlord shall build and or install new office walls of wood, drywall and or glass based on the agreed upon office layout including conference room. Lab space layout will be designed by tenant (ProLung) and finished buildout will be approved by tenant (ProLung). The build out will be done by the Landlord, all cost of including but not limited to materials, labor, contracting, management oversight and overhead will be paid by the Landlord. All costs will be signed off by tenant (ProLung) and reimbursed by tenant (ProLung) to the Landlord using the convertible debenture in article "A"

By initialing below, you acknowledge and agree to the terms in Section 3.

X JBB

ProLung

4. General Clauses

4.1 ENTIRE AGREEMENT

The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties.

By initialing below, you acknowledge and agree to the terms in Section 4.

X JBB

ProLung

5. Sign and Accept

5.1 1

1

X Jared B. Bauer

Lessee

IP Address: 162.218.216.158
05/30/2019 11:08am MDT

X Richard Reed

Lessor

IP Address: 162.218.220.101
05/30/2019 01:15pm MDT